UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2010

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bärengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the company’s 2010 annual general meeting, the company’s shareholders approved a dividend in the form of a par value reduction payable in four quarterly installments. The dividend approval provides for an annual par value reduction of 1.44 Swiss francs (CHF), which was equal to US$1.32 per share, or $0.33 per quarter, at the time of the annual general meeting. The actual CHF amount for each installment, however, will be adjusted up or down to equal $0.33 near the time of payment, subject to an aggregate cap for the four installments of CHF 2.16, as further described in the company’s proxy statement dated April 5, 2010.

For the second of such installments, in accordance with the shareholder approval, the par value reduction amount was fixed at CHF 0.32 based on the published USD/CHF exchange rate of 0.9841 on September 28, 2010. To accomplish such installment, the company adjusted its Articles of Association (a) on September 29, 2010 to reflect the number of shares issued out of conditional share capital since July 23, 2010, and (b) on October 1, 2010 to confirm the par value reduction of CHF 0.32. The company’s amended and restated Articles of Association became effective upon registration in the daily register of the commercial register of the Canton of Zurich, Switzerland on October 1, 2010 and, as a result, the company’s par value is CHF 30.89 as of such date.

Accordingly, the dividend scheduled for payment on October 22, 2010 will be paid to the company’s shareholders of record at the close of business on October 1, 2010, as anticipated. A copy of the amended and restated Articles of Association is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3	Articles of Association of the company, as amended and restated

4	Articles of Association of the company, as amended and restated (Incorporated by reference to Exhibit 3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Paul Medini
Paul Medini
Chief Accounting Officer

DATE: October 1, 2010